SECTION 1350 CERTIFICATIONS
EXHIBIT 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002
The undersigned certify that, to their knowledge, the Form 10-K of Wilmington Trust Corporation (“Wilmington Trust”) for 2006 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of Wilmington Trust.

/s/ Ted T. Cecala
Ted T. Cecala
Chairman of the Board and Chief Executive Officer

/s/ David R. Gibson
David R. Gibson
Executive Vice President and Chief Financial Officer